UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

Newpark Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers.

Effective as of April 21, 2016, Jeffery L. Juergens retired as an employee of Newpark Resources, Inc. (the “Company”). Mr. Juergens served as the Company’s Vice President and President of Newpark Mats & Integrated Services (“NMIS”). Mr. Juergens and the Company remain in discussions with respect to the terms of his departure.

On April 22, 2016, Matthew S. Lanigan, age 45, was appointed to the Company as Vice President of the Company and President of NMIS. From 2014 to 2015, Mr Lanigan served as a Managing Director of Custom Fleet Services in Australia for GE Capital Corporation, a financial services unit of General Electric. From 2010 to 2014, he served as Commercial Excellence Leader in the Asia Pacific for GE Capital. Previous to 2010, Mr. Lanigan held various executive positions in marketing and sales for GE Capital Corporation. Mr. Lanigan holds a Bachelor of Science degree in Chemical Engineering from Royal Melbourne Institute of Technology and a Masters of Business Administration degree from Melbourne Business School.

Effective April 22, 2016, the Company entered into an Employment Agreement with Mr. Lanigan under which Mr. Lanigan will serve as Vice President of the Company and President of NMIS (the “Employment Agreement”). Under the terms of the Employment Agreement, the Company has agreed to employ Mr. Lanigan for an initial three year term commencing on April 22, 2016 with automatic renewal for successive one-year terms thereafter unless either party seeks to terminate his employment by giving the other party written notice at least 60 days prior to the expiration of the then applicable employment term. The Company will pay Mr. Lanigan an annual base salary of $315,000. Mr. Lanigan will have an opportunity under the Company’s annual cash incentive plan to earn a cash bonus of between 65% and 130% of his annual base salary based on performance measures and goals to be set by the Company’s Compensation Committee.

Mr. Lanigan will also be eligible to receive annual stock options and performance restricted share awards under the Company’s plans, as determined at the discretion of the Company’s Compensation Committee. As an inducement to accept employment with the Company, Mr. Lanigan was given equity grants on his first day of employment with the Company of 50,000 time-restricted shares, vesting over four years (the first half to vest on April 22, 2018 and the second half to vest on April 22, 2020). Mr. Lanigan is also entitled to four weeks of paid vacation annually and the right to participate in the Company’s life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to the Company’s executive personnel. Mr. Lanigan will also receive reimbursement in full for all reasonable and necessary business, entertainment and travel expenses incurred or expended by the executive in the performance of his duties. The Company has also agreed to provide Mr. Lanigan a car allowance and the use of a NMIS country club membership for NMIS business.

Under the Employment Agreement, the Company and Mr. Lanigan may terminate his employment at any time. If the Company terminates Mr. Lanigan other than for “Cause” or Mr. Lanigan terminates his employment for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Lanigan will be entitled to receive the following benefits: (i) severance pay in an amount equal to Mr. Lanigan’s then-current base salary plus target award incentive for the greater of the remaining initial term of employment or for one year, (ii) full vesting of all inducement restricted stock awarded at the commencement of employment, (iii) medical, dental and life insurance coverage continuation for the greater of the remaining period of the employment term or twelve months, subject to an overall maximum of eighteen months, and (iv) payment of cost of outplacement services obtained by Mr. Lanigan within one year after termination, not to exceed $20,000. In the event of termination of employment due to death or disability, Mr. Lanigan will be entitled to the following: (i) earned but unpaid base salary and earned but unpaid bonuses, and (ii) reimbursement of any unpaid business expenses. If Mr. Lanigan’s employment is terminated by the Company for “Cause” or by Mr. Lanigan without “Good Reason,” Mr. Lanigan will be entitled to receive unpaid base salary and other earned compensation through the date of termination.

Pursuant to the Employment Agreement, effective April 22, 2016, Mr. Lanigan and the Company executed a change of control agreement in a form consistent with the change of control benefits policy applicable to, and similar to that executed by, other executive officers. The change of control agreement requires a change of control of the Company and the termination of Mr. Lanigan’s employment under certain circumstances to trigger the benefits (often referred to as a “double-trigger”). Under the change of control agreement, if Mr. Lanigan is terminated Without Cause or resigns for Good Reason after the date of the occurrence of certain specified events constituting a change of control of the Company, Mr. Lanigan shall be entitled to receive a payment of two times his annual base salary and the higher of his target bonus or the highest bonus he earned under the Company’s annual cash incentive plan during the immediately preceding two years. Mr. Lanigan will also receive full vesting of all options, restricted stock and deferred compensation. In addition, Mr. Lanigan shall be eligible for continuation of life insurance, medical and dental health benefits, and disability benefits until he obtains reasonably equivalent employment or for two years from the date of termination, whichever is earlier, as well as direct payment by the Company for the costs of outplacement services obtained within the one year period after termination, not to exceed $10,000.

Other than with respect to his employment with the Company, Mr. Lanigan does not have any material relationship with any director or executive officer of the Company, the Company or its affiliates and has no family relationships with any directors or officers of the Company.

The foregoing descriptions of the Employment Agreement and Change in Control Agreements are not complete and are qualified in their entirety to the Employment Agreement and the Change in Control Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.

A copy of the press release announcing the appointment of Mr. Lanigan as President of NMIS is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Date: April 22, 2016	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 21, 2016.